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                                                                     EXHIBIT 11.


                 Statement re computation of per share earnings

                                                                       SHARES

Shares outstanding at June 30, 1997                                    485,512
                                                                       -------

         Net profit after tax    $ 970,910    =    $2.00 per share
         --------------------      -------
         Shares outstanding        485,512